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                                                                EXHIBIT 99(j)(1)

                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

                                 April   , 2000
                                      ---
Board of Directors
Market Street Fund, Inc.
103 Bellevue Parkway
Wilmington, DE 19809

          RE: MARKET STREET FUND, INC.
              FILE NO. 2-98755
              ------------------------
Directors:

     We hereby consent to the reference to our name under the caption "Other Services -- Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment no. 26 to the Form N-1A for Market Street Fund, Inc. (File No. 2-98755). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND ASBILL & BRENNAN LLP


                                        By: /s/ Stephen E. Roth
                                           ------------------------------------
                                            Stephen E. Roth